UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

        Date of Report (Date of earliest event reported):
              November 13, 2003 (November 13, 2003)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                         000-32855
                  (Commission File Number)

         Delaware                              74-2982117
(State or Other Jurisdiction of              (IRS Employer
 Incorporation or Organization)           Identification No.)

      401 Whitney Avenue, Suite 400
           Gretna, Louisiana                   70056-2596
 (Address of Principal Executive Offices)      (Zip Code)

  Registrant's Telephone Number, Including Area Code:
                        (504) 367-7030


ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

          The following exhibits are filed herewith:

Exhibit No.             Description
-----------             -----------

  99.1      Torch Offshore, Inc. Press Release, dated
            November 13, 2003.


ITEM 12.  RESULT OF OPERATIONS AND FINANCIAL CONDITION.

On November 13, 2003, Torch Offshore, Inc. (the "Company") issued a press release announcing operating results for the quarter ended September 30, 2003. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The Company has presented its EBITDA for the three- and nine-month period ended September 30, 2003 in the press release, which is a "non-GAAP" financial measure under Regulation
G. The components of EBITDA are computed by using amounts, which are determined in accordance with GAAP. As part of our press release information, we have provided a reconciliation of EBITDA to net loss, which is its nearest comparable GAAP financial measure. However, because EBITDA is not based on any standardized methodology prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies. The Company included EBITDA in the press release because it believes that it uses this measure as an internal benchmark against certain performance objectives
and   to   provide   investors  and   creditors   additional
information   in   assessing  the  Company's   business   in
comparison   to   industry  and  other  market   competitive
standards.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ ROBERT E. FULTON
Date: November 13, 2003       ------------------------
                              Robert E. Fulton
                              Chief Financial Officer


                      INDEX TO EXHIBITS

Exhibit No.              Description
-----------              -----------

   99.1       Torch Offshore, Inc. Press Release, dated
              November 13, 2003.

                                                EXHIBIT 99.1

NEWS RELEASE
For immediate release to:
Analysts, Financial Community, Media
Contact: Bob Fulton (1)504-367-7030  b.fulton@torchinc.com
         Bradley Lowe (1)504-367-7030  b.lowe@torchinc.com

     Torch Offshore Announces 2003 Third Quarter Results

New Orleans, Louisiana USA, November 13, 2003

THIRD QUARTER RESULTS
Torch Offshore, Inc. (NASDAQ: TORC) (the "Company") announced today that revenues for the quarter ended September 30, 2003 were $15.3 million, an increase of 10.3 percent compared to revenues of $13.8 million for the third quarter of 2002. Gross profit (revenues less cost of sales) for the third quarter of 2003 was $1.5 million or 9.8 percent of revenues compared to the third quarter 2002 gross profit of $2.6 million or 18.7 percent of revenues. Third quarter 2003 gross profit was adversely impacted by a $0.7 million ($0.5 million after tax effect, or $0.04 per diluted share) charge to cost of sales resulting from additional costs incurred related to the termination of the Midnight Hunter charter. The third quarter 2003 net loss was $1.4 million, or $0.11 per diluted share, compared to the net loss in the third quarter of 2002 which was $0.3 million, or $0.02 per diluted share.

Lyle G. Stockstill, Torch Offshore, Inc. Chairman and Chief Executive Officer, commented, "The third quarter of 2003 was a period of contrasts. We experienced one of the toughest months in the history of the Company in August only to follow that up with one of our best months ever as our vessels worked 235 revenue days in September. Overall, although we have seen a slight improvement in work levels since the low levels in July and August, we are continuing to experience relatively weak activity in the Gulf of Mexico."

"As for the deepwater operations of Torch Offshore, the third quarter of 2003 marked the introduction of the Midnight Wrangler to the active fleet. The vessel completed a variety of jobs in the quarter, including subsea construction and pipelay work. The vessel has performed admirably thus far and at the level we expected."

NINE-MONTH RESULTS
For the nine months of 2003, revenues increased 6.2 percent to $46.2 million generating a gross profit of $6.2 million or 13.3 percent of revenues, compared to the year-ago period revenues of $43.5 million that produced a gross profit of $8.8 million, or 20.2 percent of revenues. Included in cost of sales in the first nine months of 2003 was $2.1 million ($1.3 million after tax effect, or $0.11 per diluted share) of costs related to the termination of the Midnight Hunter charter. The net loss for the first nine months of 2003 totaled $2.5 million, or $0.20 per diluted share, compared to the net loss in the first nine months of 2002 which was $0.1 million, or $0.01 per diluted share.

RECENT DEVELOPMENTS
The Company has been involved in an arbitration proceeding in London regarding the termination of the charter of the Midnight Hunter. In November 2003, the arbitrator issued a ruling against the Company, finding that the Company was not entitled to terminate the charter of the Midnight Hunter and ruled in favor of the Company on the issue of breach of contract warranty. An interim award of $2.2 million was made in favor of Cable Shipping, Inc., the owners of the Midnight Hunter. Further evidence is to be taken on the quantum issue. The Company intends to appeal the arbitrator's ruling. The Company has recorded the full amount of the interim judgment in the financial statements as of September 30, 2003; however, the arbitrator may award further amounts on an interim or final basis pending appeal.

CONFERENCE CALL
A conference call will be held at 10:00 a.m. (Central Time) on Thursday, November 13, 2003. To participate by telephone, United States callers can dial (800) 599-9795 and international callers can dial (617) 786-2905 ten to fifteen minutes prior to the starting time. The conference ID for all callers is 96086993. The conference call will also be webcast live on the Internet through the Investor Relations page on the Company's web site, www.torchinc.com.

The call will be available for replay beginning at 1:00 p.m. (Central Time) on Thursday, November 13, 2003 and ending at midnight (Central Time) on Wednesday, November 19, 2003. For callers in the United States, the toll-free number for the replay is (888) 286-8010. For international callers, the number is (617) 801-6888. The conference ID for all callers for the replay is 21337291. All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Torch Offshore, Inc. and cannot be recorded or rebroadcast without Torch Offshore, Inc.'s express written consent.

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore, Inc. is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under the Private Securities Litigation Act of
1995. The forward-looking statements in this news release include statements about our deepwater operations, our appeal of the Midnight Hunter arbitration ruling and the capabilities of the Company's vessels. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, oil and natural gas commodity prices, weather conditions and offshore construction activity levels. Although the Company believes its expectations are based on reasonable assumptions, it gives no assurance that the Company's assumptions and projections will prove to be correct. Actual results may differ materially from those projected.

                                                   PR 03-019
                            # # #


                      TORCH OFFSHORE, INC.
              Statements of Operations (Unaudited)
             (in thousands, except per share data)

                              Three Months     Nine Months
                                 Ended            Ended
                              September 30,    September 30,
	                       ---------------  ---------------
                              2003    2002     2003    2002
                             ------- -------  ------- -------
Revenues                     $15,262 $13,833  $46,167 $43,468
Cost of revenues:
   Cost of sales              13,771  11,242   40,016  34,695
   Depreciation and
     amortization              1,983   1,842    5,632   5,633
   General and admin-
     istrative expenses        1,614   1,226    4,317   3,497
                             ------- -------  ------- -------
      Total cost of revenues  17,368  14,310   49,965  43,825

Operating loss                (2,106)   (477)  (3,798)   (357)
Other income (expense):
   Interest expense                -     (38)       -     (93)
   Interest income                 -      56        1     220
                             ------- -------  ------- -------
      Total other income           -      18        1     127
                             ------- -------  ------- -------
Loss before income
  tax benefit                 (2,106)   (459)  (3,797)   (230)
Income tax benefit               737     161    1,329      81
                             ------- -------  ------- -------
Net loss                     $(1,369)$  (298) $(2,468)$  (149)
                             ======= =======  ======= =======

Net loss per common share:
     Basic                   $ (0.11)$ (0.02) $ (0.20)$ (0.01)
                             ======= =======  ======= =======
     Diluted                 $ (0.11)$ (0.02) $ (0.20)$ (0.01)
                             ======= =======  ======= =======

Weighted average common
  stock outstanding:
     Basic                    12,639  12,689   12,637  12,749
                             ======= =======  ======= =======
     Diluted                  12,639  12,689   12,637  12,749
                             ======= =======  ======= =======

Other data:
   EBITDA (A), (B)           $  (123)$ 1,365  $ 1,834 $ 5,276
                             ======= =======  ======= =======

(A) The Company calculates EBITDA as earnings before net interest, income taxes, depreciation and amortization.
Please see Condensed Balance Sheet and Other Information included in this news release for a reconciliation of EBITDA to net loss. EBITDA is presented here to provide additional information about our operations. EBITDA is not a calculation based on generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow as a better measure of liquidity. In addition, our EBITDA calculation may not be comparable to similarly titled measures of other companies.


                          TORCH OFFSHORE, INC.
    Condensed Balance Sheet and Other Information (Unaudited)
              (in thousands, except per share data)

                                 September 30,   December 31,
                                     2003             2002
                                 -------------   -------------
Assets
Current assets                   $      25,714   $      31,373
Property, net                          134,633          67,561
Other assets                             2,904           2,970
                                 -------------   -------------
     Total assets                $     163,251   $     101,904
                                 =============   =============

Liabilities and
  Stockholders' Equity
Accounts payable - trade         $      13,286   $       7,677
Accrued expenses and other               8,212           7,393
Midnight Express Finance Facility       37,795               -
Current portion of long-term debt        2,866              14
Receivable line of credit                7,440           4,271
                                 -------------   -------------
     Total current liabilities          69,599          19,355
Deferred income taxes                    1,307           2,636
Long-term debt, less
  current portion                       14,888              46
Stockholders' equity                    77,457          79,867
                                 -------------   -------------
     Total liabilities and
       stockholders' equity      $     163,251   $     101,904
                                 =============   =============

                           Three Months        Nine Months
                              Ended              Ended
                          September 30,       September 30,
                          -------------      --------------
                           2003    2002      2003     2002
                          ------- ------    -------  ------
EBITDA Reconciliation(B):
     Net loss             $(1,369)$ (298)   $(2,468) $ (149)
     Income tax benefit      (737)  (161)    (1,329)    (81)
     Other income               -    (18)        (1)   (127)
     Depreciation and
       amortization         1,983  1,842      5,632   5,633
                          ------- ------    -------  ------
     EBITDA               $  (123)$1,365    $ 1,834  $5,276
                          ======= ======    =======  ======

(B) We have disclosed EBITDA, a non-GAAP measure determined as described in item (A) above, because we use this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing our business in comparison to industry and other market competitive standards.